Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-74618

PROSPECTUS SUPPLEMENT                                          November 12, 2002
(To Prospectus Dated June 18, 2002)
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1,484,100 Shares

Annaly Mortgage Management, Inc.

Common Stock
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Pursuant to a Sales Agency Agreement, dated July 8, 2002, between us and UBS
Warburg LLC, which has been filed as an exhibit to a report on Form 8-K filed with the Securities Exchange Commission on July 8, 2002 and is incorporated by reference herein, during the three months ended September 30, 2002, we sold, through UBS Warburg LLC, as our agent, 1,484,100 shares of our common stock, pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE"). On September 30, 2002, the last reported sales price of our common stock on the NYSE was $18.45.

    Gross proceeds to us                                       $29,077,353

    Commission to UBS Warburg LLC                                 $872,321

    Net proceeds to us                                         $28,205,032


Note:  Fees and expenses were not used in arriving at any of the above figures.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated June 18, 2002, and the prospectus supplement, dated July 8, 2002.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


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                                   UBS Warburg
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